                                                                 Exhibit 4.2
                                                                 -----------


         This security and the securities issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be transferred, sold or offered for sale unless registered pursuant to such Act and any applicable state securities law or unless an exemption from such registration is available.


                                                         Dated: May 11, 2001


                                   WARRANT
                  TO PURCHASE 12,500 SHARES OF COMMON STOCK
                                     OF
                           ZOLTEK COMPANIES, INC.


EXPIRING MAY 11, 2006


         THIS IS TO CERTIFY THAT, for value received, SOUTHWEST BANK OF ST. LOUIS, or its registered successors or assigns (the "Holder"), is entitled to purchase from Zoltek Companies, Inc., a Missouri corporation (the "Company"), at any time or from time to time after 9:00 a.m., St. Louis, Missouri time, on the date hereof and prior to 5:00 p.m., St. Louis, Missouri time, on May 11, 2006 (the "Expiration Date"), at the principal executive offices of the Company, at the Exercise Price, Twelve Thousand Five Hundred (12,500) shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

         Certain terms used in this Warrant are defined in Article V hereof.
                                                           ---------

                                  ARTICLE I
                             EXERCISE OF WARRANT

         1.1      Method of Exercise. To exercise this Warrant in whole or
                  ------------------
in part, the Holder shall deliver to the Company (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto (the "Exercise Notice"), of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by cash, certified or bank cashier's check or wire transfer.

         The Company shall, as promptly as practicable and in any event within ten (10) days after receipt of the Exercise Notice, execute and deliver or cause to be executed and delivered, in accordance with the Exercise Notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, in

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denominations of 1,000 shares each, and shall be issued in the name of the
Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein, shall be deemed for all purposes to have become a holder of record of such shares as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant, as it may from time to time be amended.

         1.2      Shares To Be Fully Paid, Nonassessable and Registered. All
                  -----------------------------------------------------
shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock of any class is then listed on any national securities exchange (as such term is used in the Exchange Act) or quoted on The Nasdaq Stock Market, upon issuance all such shares of Common Stock shall be duly listed or quoted thereon, as the case may be.

         1.3      No Fractional Shares To Be Issued. The Company shall not
                  ---------------------------------
be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section 1.3, be
                                                             -----------
issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the fair market value per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise, as determined in good faith by the Company's Board of Directors.


                                 ARTICLE II
                TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANT

         2.1      Ownership of Warrant. The Company may deem and treat the
                  --------------------
Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.
                                                 ----------

         2.2      Transfer of Warrant. The Company agrees to maintain books
                  -------------------
for the registration of transfers of this Warrant, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the principal executive offices of the Company, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender, the Company (subject to being satisfied that such transfer is exempt from registration under the Securities Act) shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be cancelled. Notwithstanding the foregoing, this Warrant may be exercised by a transferee without having a new warrant issued.

        2.3       Division or Combination of Warrants. This Warrant may be
                  -----------------------------------
divided or combined with other warrants upon surrender hereof and of any warrant or warrants with which this Warrant is to be combined at the principal executive offices of the Company, together with a written notice specifying the names and denominations in which the new warrant or warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 2.2 as to any transfer which may be involved in the division or
-----------
combination, the Company shall

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execute and deliver a new warrant or warrants in exchange for the Warrants to be divided or combined in accordance with such notice.

         2.4      Loss, Theft, Destruction of Warrant Certificates. Upon
                  ------------------------------------------------
receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss which shall include an indemnification provision satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor representing the right to purchase the same aggregate number of shares of Common Stock.

         2.5      Expenses of Delivery of Warrant. The Company shall pay all
                  -------------------------------
expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates of Common Stock issuable upon exercise of this Warrant and new warrants.

                                 ARTICLE III
                               CERTAIN RIGHTS

         3.1      Delivery of Reports and Information.
                  -----------------------------------

                  (a) The Company covenants and agrees with the Holder that the Company will:

                           (i)      Do or cause to be done all things
                  necessary to preserve, renew and keep in full force and effect the Company's legal existence; and

                           (ii)     Upon request of the Holder, furnish
                  to the Holder promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Company with the Securities and Exchange Commission pursuant to the requirements of the Securities Act or the Exchange Act.

                  (b) In case at any time the Company shall declare any dividend on its Common Stock, whether payable in cash, stock or other property, then the Company shall give written notice to the Holder of the date on which the books of the Company shall close or a record shall be taken for such dividend. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend. Such written notice shall be given at least twenty (20) days prior to the action in question, and not more than ninety (90) days and not less than twenty (20) days prior to the relevant record date or the date fixed for determining stockholders entitled to participate therein, as the case may be.

                                 ARTICLE IV
                           ANTIDILUTION PROVISIONS

         4.1      Adjustments Generally. The Exercise Price and the number
                  ---------------------
of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.
                                                           ----------

         4.2      Stock Reorganization and Number of Shares. The Exercise
                  -----------------------------------------
Price and the number and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows: In case the Company shall hereafter
(i) declare a

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dividend or a distribution on its Common Stock payable in shares of its
Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or
(iv) issue other securities of the Company by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock for which this Warrant may be exercised at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if such Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         4.3      Merger or Consolidation.
                  -----------------------

                  (a) In case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Company's capital stock issuable upon exercise of this Warrant), or in case of any sale or conveyance to another corporation of the property, assets, business and goodwill of the Company as an entirety or substantially as an entirety, then, as a condition of such consolidation, merger, sale or conveyance, the Company shall cause lawful and adequate provision to be made by the Company or such successor or purchasing corporation, as the case may be (such successor or purchasing corporation thereafter being deemed to be the Company for the purpose hereof) whereby the Holder shall have the right thereafter (in lieu of any other right hereunder) to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance. Such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. If, as a result of an adjustment made pursuant hereto, the Holder upon exercise shall become entitled to receive shares of two or more classes of Common Stock or other capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                  (b) The Company shall give the Holder written notice of any proposed merger of the Company or any other corporate reorganization, or of any sale of all or substantially all of the assets of the Company. Such notice shall be given not later than twenty (20) days prior to the stockholders, meeting called to approve such transaction or twenty (20) days prior to the closing of such transaction, whichever is earlier. Such notice shall describe the material terms and conditions of the contemplated transaction and the Company shall thereafter give the Holders prompt notice of any material changes in such terms and conditions.

                  (c)      If subsequent to the giving of notice pursuant to
Section 4.3(b) above but not later than ten (10) days prior to the closing
--------------
of such transaction, the Holder elects to exercise this Warrant, then the exercise may, at the option of such Holder, be conditioned upon the closing of such transaction, in which event the person(s) entitled to receive the Common Stock issuable upon exercise of this Warrant shall not be deemed to have exercised this Warrant until immediately prior to the closing of such transaction.

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         4.4      No Impairment. The Company will not, by amendment of its
                  -------------
Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Article IV and in
                                                         ----------
the taking of all actions that may be necessary or appropriate to protect the exercise rights of the Holder.

         4.5      Certificate as to Adjustments. Upon the occurrence of each
                  -----------------------------
adjustment or readjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to this Article
                                                                     -------
IV, the Company at its expense shall promptly compute such adjustment or
--
readjustment in accordance with the terms of this Article IV and furnish to
                                                  ----------
the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property that would be received at that time upon exercise of this Warrant.

         4.6      Proceeding Prior to Any Action Requiring Adjustment. As
                  ---------------------------------------------------
a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action
                            ----------
which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

                                  ARTICLE V
                                 DEFINITIONS

         The following terms, as used in this Warrant, have the following respective meanings:

         "Business Days" means a day on which the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading is open for business.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

         "Exercise Price" means Five Dollars ($5.00) per share of Common Stock, subject to adjustment pursuant to Article IV.
                                         ----------

         "Person" means an individual partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect from time to time.


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                                 ARTICLE VI
                                MISCELLANEOUS

         6.1      Notices. Any notice or other communication required by or
                  -------
given in connection with this Warrant shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below (or to such other address or telecopy number as may be provided in writing by the recipient to the other party hereto) and if (a) actually delivered to said address (b) telecopied to the number of the recipient set forth below before 5:00 p.m. (local time at the recipient's office) on a Business Day, or (c) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

         If to Company, at:

                  Zoltek Companies, Inc.
                  3101 McKelvey Road
                  St. Louis, Missouri 63044
                  Telecopy:  (314) 291-9082
                  Attention: Zsolt Rumy

         If to Holder at:

                  Southwest Bank of St. Louis
                  13205 Manchester Road
                  St. Louis, Missouri 63131
                  Telecopy:  (314) 543-3377
                  Attention: Robert J. Witterschein

         6.2      Waivers; Amendments. No failure or delay of the Holder in
                  -------------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and Holder. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         6.3      Governing Law. This Warrant shall be construed in
                  -------------
accordance with and governed by the internal laws of the State of Missouri.

         6.4      Survival of Agreements; Representations and Warranties,
                  -------------------------------------------------------
etc.. All warranties, representations and covenants made by the Company
----
herein or in any certificate or other instrument delivered by or on behalf of it in connection with this Warrant shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of this Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

         6.5      Covenants To Bind Successor and Assigns. All covenants,
                  ---------------------------------------
stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns.


                                     6

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         6.6     Severability. In case any one or more of the provisions
                 ------------
contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         6.7      Section Headings. The section headings used herein are for
                  ----------------
convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

         6.8      No Rights as Stockholder. This Warrant shall not entitle
                  ------------------------
the Holder to any rights as a stockholder of the Company.

         IN WITNESS WHEREOF, Zoltek Companies, Inc. has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                              ZOLTEK COMPANIES, INC.


                              By: /s/ Zsolt Rumy
                              Name: Zsolt Rumy
                              Title: President






                                     7

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                             SUBSCRIPTION NOTICE

                  (To be executed upon exercise of Warrant)

To:
         -----------------------------------

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash, certified or bank cashier's check or wire transfer.

         Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:






         If said number of shares shall not equal all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


         Dated:
                 -------------------




                                     ---------------------------------------
                                     NOTE:  The above signature should
                                            correspond exactly with the name
                                            on the face of the attached
                                            Warrant or with the name of the
                                            assignee appearing in the
                                            following assignment form.



                                     8

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                                 ASSIGNMENT

                 (To be executed upon assignment of Warrant)


         For value received, ________________________, hereby sells, assigns and transfers unto ________________________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ attorney to transfer said Warrant on the books of ______________________, a ______________________
corporation, with full power of substitution in the premises.



                                     ---------------------------------------
                                     Note:  The above signature should
                                            correspond exactly with the name
                                            on the face of the attached
                                            Warrant.


Dated:
        ----------------------------




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